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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 of our report dated March 7, 2000 relating to the financial statements of Evolve Software, Inc. which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

                                          PricewaterhouseCoopers LLP

San Jose, CA

June 26, 2000